UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2008
CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
6901 Glenn Highway, Cambridge, Ohio 43725

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (740) 435-2020
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On December 16, 2008, the Board of Directors of Camco Financial Corporation (“Camco”) announced the resignation of Richard C. Baylor as Chief Executive Officer, President and director of Camco and its wholly-owned subsidiary, Advantage Bank. In exchange for the cancellation of Mr. Baylor’s employment agreement, the execution of a mutual release, and Mr. Baylor’s agreement not to compete with Camco or solicit its employees or customers for a period of one year, Camco has agreed to retain Mr. Baylor as an employee on leave until January 2, 2009, pay Mr. Baylor a lump sum of $321,586.54 and continue his present health insurance coverage for the shorter of eighteen months or the date that he is hired into new employment.
     (c) On December 16, 2008, the Board of Directors of Camco announced that James E. Huston, who has been serving as a consultant to Camco since September 2008, will be assuming Mr. Baylor’s duties immediately while the Board finalizes its search for a new chief executive officer. A resident of Westerville, Ohio, Mr. Huston is 46 years old and currently works as an independent consultant for financial institutions. From February 2006 until July 2006, Mr. Huston served as the interim Chief Financial Officer for the Federal Home Loan Bank of Des Moines. Mr. Huston was employed by First Consumers National Bank in Portland, Oregon, serving as the Executive Vice President and Chief Financial Officer from November 2001 until March 2002 and as Chairman, President and Chief Executive Officer from March 2002 until November 2005. Mr. Huston served as Executive Vice President and Chief Financial Officer of Aames Financial Corporation, Los Angeles, California, from August 2000 to November 2001. He was employed by Bank One Corporation, Columbus, Ohio from 1992 to 2000 where he held several executive positions, including Senior Vice President and Chief Financial Officer, Bank One Consumer Financial Services from May 1997 to August 2000.
     Camco entered into an Independent Contractor Agreement with Mr. Huston, dated September 2, 2008 (the “Agreement”). Since September, Mr. Huston has been consulting with Mr. Baylor, Camco’s Board of Directors and senior management on strategic and financial analysis and planning and business focus. The terms of the Agreement provide that Camco will pay Mr. Huston $1,250 per day, plus reasonable business expenses. Mr. Huston’s assumption of Mr. Baylor’s duties will continue under the Agreement until a permanent Chief Executive Officer is hired.
     A copy of the press release announcing Mr. Baylor’s resignation and the assumption of his duties by Mr. Huston is attached as Exhibit 99.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
By:	/s/ Kristina K. Tipton
Kristina K. Tipton,
Principal Accounting Officer

Date: December 19, 2008

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